Exhibit 4.50

English Translation

Subscription Agreement

For

Private Placement Shares

Of

China Eastern Airlines Corporation Limited

______, 2016

English Translation

Subscription Agreement for Private Placement Shares of China Eastern Airlines Corporation Limited

This Agreement is entered into as of ______, 2016 by and between:

Party A: China Eastern Airlines Corporation Limited
Registered Address: 66 Airport Avenue, Pudong International Airport, Shanghai
Business Address: 2550 Hong Qiao Road, Shanghai
Legal Representative: Liu Shaoyong

Party B: Shanghai Licheng Information Technology Consulting Co., Ltd.
Legal Representative: Xiong Xing
Contact: Lu Zuying
Tel: (021) 34064880 ext.: 12786
Registered Address: Section C, 5/F Block 1, 99 Fu Quan Road, Changning District, Shanghai

WHEREAS:

1.        China Eastern Airlines Corporation Limited (the “Issuer,” “Party A” or “China Eastern”), a company limited by shares duly incorporated and listed on Shanghai Stock Exchange, has had its plan to issue, through private placement, up to (and including) 2,329,192,546 shares (the “Private Placement”) deliberated and adopted at its 2014 annual shareholders’ meeting, and ratified and approved by China Securities Regulatory Commission (“CSRC”) with a document titled Approval on Private Placement of Shares by China Eastern Airlines Corporation Limited and numbered Zheng Jian Xu Ke [2016] No. 8.

2.        In connection with the matters regarding the Private Placement, China Eastern has engaged China International Capital Corporation Limited (the “Sponsor/Joint Lead Manager” or “CICC”) as the sponsor/ joint lead manager of the Private Placement, and Credit Suisse Founder Securities Limited (the “Joint Lead Manager” or “CSFS”) and Everbright Securities Co., Ltd. (the “Joint Lead Manager” or “EB Securities”) as joint lead managers of the Private Placement.

3.        The book-building of the Private Placement was completed on June 16, 2016, pursuant to which it has been finally determined that 1,327,406,822 shares are to be issued under the Private Placement at a price of RMB6.44 per share (with a par value of RMB1 per share).

4.        Party B is a qualified investor under relevant CSRC rules and resolutions of China Eastern relating the Private Placement, and is aware of all the information relating to the Private Placement disclosed by China Eastern. Party B has been confirmed as the final target after the placement made by the Joint Lead Managers in accordance with relevant CSRC rules and purchase and placement procedures and rules.

Based on the above and in accordance with the provisions of the Company Law of the People’s Republic of China, Securities Law of the People’s Republic of China, Administrative Measures for the Issuance of Securities by Listed Companies and such other pertinent laws and regulations, to set forth the respective rights and obligations of Party A and Party B in connection with the Private Placement, Party A and Party B, upon mutual consultations, hereby agree as follows with

English Translation

respect to the relevant matters regarding Party B’s subscription of the shares issued under Private Placement of Party A:

Article 1: Number of Shares Subscribed, Subscription Price and Payment of Subscription Consideration

1.      Number of Shares Subscribed. Subject to the condition that Party B has received the invitation for subscription from Party A and replied to the Quotation for Share Purchase attached thereto, the Parties agree, based on Party B’s intention of purchase and the book-building results of the Private Placement, that Party A will issue 465,838,509 shares to Party B (being the specific target of the Private Placement).

2.      Subscription Price. The subscription price shall be RMB6.44 per share.

3.      Total Amount of Subscription Consideration. Party B agrees that the total consideration for the subscription of shares shall be RMB2,999,999,997.96 (Renminbi two billion nine hundred and ninety-nine million nine hundred and ninety-nine thousand nine hundred and ninety-seven Yuan ninety-six cents).

4.      Means of Payment. After this Agreement becomes effective, Party B shall pay the full amount of the subscription consideration set forth herein to the account designated by the Joint Lead Managers of the Private Placement pursuant to the timeline provided in the payment notice delivered by the Joint Lead Managers.

Article 2: Rights and Obligations of Party A

(I)                          Rights of Party A

1.        Party A may require Party B to assist China Eastern in the application of the Private Placement, and provide true, accurate and complete materials in accordance with the CSRC requirements governing the application documents.

2.        Party A may require Party B to promptly inform Party A upon the occurrence of any significant event that falls within the scope of disclosure stipulated by CSRC and Shanghai Stock Exchange.

3.        Party A may require Party B to pay the entire subscription consideration within the time period provided in the payment notice.

(II)                    Obligations of Party A

1.        Party A guarantees that the application documents for securities issuance submitted to CSRC are true, accurate, complete and free of false records, misleading statements or material omissions.

2.        Party A guarantees to promptly inform Party B upon the occurrence of any significant event that falls within the scope of disclosure stipulated by CSRC and Shanghai Stock Exchange.

English Translation

3.        Party A shall go through the procedures to register the relevant shares according to relevant laws and regulations as soon as practicable after Party B has paid subscription consideration pursuant to this Agreement.

4.        Any other obligation that should be assumed by Party A in connection with the Private Placement as required by law or administrative regulations or as agreed by the Parties upon consultation.

Article 3: Rights and Obligations of Party B

(I)                          Rights of Party B

1.        Party B may require that the application documents for securities issuance submitted to CSRC by Party A be true, accurate, complete and free of false records, misleading statements or material omissions.

2.        Party B may require Party A to promptly inform Party B upon the occurrence of any significant event that falls within the scope of disclosure stipulated by CSRC and Shanghai Stock Exchange.

3.        Any other rights that are entitled by Party B in accordance with laws, regulations and other relevant policies.

(III)              Obligations of Party B

1.        Party B warrants and covenants that it owns the intention, qualification and capabilities to subscribe for the shares issued by the Issuer under the Private Placement, has obtained necessary authorizations and approvals for such subscription, and such subscription will not violate or conflict with the provisions of any applicable current laws, regulations or regulatory documents, or other contracts or agreements to which it is a party.

2.        Party B shall assist Party A and the Sponsor in the application of the Private Placement, and provide true, accurate and complete materials in accordance with the relevant requirements of CSRC, Shanghai Stock Exchange, China Securities Depository and Clearing Company Limited (CSDCC) Shanghai Branch and such other competent authority.

3.        Party B shall promptly inform Party A upon the occurrence of any significant event that falls within the scope of disclosure stipulated by CSRC and Shanghai Stock Exchange.

4.        Party B covenants that Party B and its final subscribing entity will not include Party A and its subsidiaries, controlling shareholders, de-facto controller or any affiliate controlled by it, directors, supervisors, officers, Joint Lead Managers and any other parties otherwise affiliated with any of the foregoing, and none of the foregoing entities or persons will participate in the subscription in connection with the Private Placement indirectly through Party B.

English Translation

5.        Party B shall pay the full amount of the subscription consideration within the time provided in the payment notice and guarantee that all the capitals used to pay the subscription consideration of the Private Placement are from legitimate source and in compliance with relevant CSRC rules; otherwise, all consequences thus brought about shall be fully borne by Party B.

6.        Other obligations that should be assumed by Party B as required by laws and administrative regulations or as agreed between the Parties.

Article 4: Lockup Period

Party B acknowledges that the lockup period for the new shares subscribed in the Private Placement shall be twelve (12) months from the completion of the Private Placement, during which no shares may be listed or transferred.

Article 5: Confidentiality

Both Parties guarantee that unless a disclosure to a third party or to the public is required for purposes of processing approval and recordation procedures with competent government authorities or regulatory securities departments pursuant to relevant laws, regulations and department rules, or for the performance of their respective obligations or representations and warranties hereunder, each Party agrees, and shall cause relevant persons having access, to keep in strict confidence all the provisions hereof and matters regarding the Private Placement, and not to provide such information to any third party in any manner or through any source whatsoever without the consent of the other Party.

Article 6: Liabilities for Breach

1.      In the event that a Party is in breach of any PRC law or relevant provision hereof and thus causes loss to the other Party, then such other Party (being the non-defaulting Party) shall be entitled to claim damages, and the defaulting Party shall indemnify the non-defaulting Party, for such loss as actually incurred.

2.      Notwithstanding the foregoing, Party B’s failure to pay Party A the full amount of the subscription consideration within the time provided in the payment notice after this Agreement becomes effective shall be deemed as its waiver of the right to subscribe for the shares issued under the Private Placement, in which case Party A may negotiate with the Sponsor and the Joint Lead Managers with respect to the treatment of such shares, and the security deposit already paid by Party B for the subscription will become part of the penalty fine to be owned by Party A, non-refundable to Party B.

Article 7: Assignment and Waiver

1.      Neither Party may assign any of its rights or obligations hereunder.

2.      During the term agreed herein, no failure by a Party to exercise any of its rights hereunder shall constitute or be construed as its waiver of such right, nor will it preclude in any respect the subsequent exercise of such right by such Party.

English Translation

Article 8: Notices and Delivery

All notices hereunder shall be delivered in written form, including via fax, email or mail, which shall be deemed duly served upon signed and accepted by the addressee; notices sent in person shall be deemed duly served when left at the address of the addressee.

Article 9: Dispute Resolution

Any dispute arising hereunder shall first be resolved through amicable negotiations between the Parties. If the dispute fails to be resolved through negotiations within fifteen (15) days after either Party’s written notice to the other specifying such dispute, either Party may bring a lawsuit to the People’s Court of competent jurisdiction over the domicile of Party A.

Article 10: Effectiveness, Term and Termination

1.      This Agreement shall become effective upon affixed with signature and official seal of the legal representatives of the Parties or their respective authorized representatives.

2.      This Agreement shall terminate, without imposing any legal liabilities for either Party, if:

(1)                              both Parties have completed their respective obligations hereunder; or

(2)                              the Private Placement by the Issuer fails; or

(3)                              an event of force majeure occurs during the performance of this Agreement.

Article 11: Uncovered Matters

1.      Any matters not covered herein shall be subject to a supplementary agreement separately entered into between the Parties through negotiations, which shall be equally binding as this Agreement.

2.      Any supplement or amendment to this Agreement shall be made by both Parties in writing.

Article 12: Counterparts

This Agreement shall be made in four counterparts, all being equally binding after signed by both Parties on separate signature pages. Each Party shall hold one original and the remaining two shall be used for filing or recordation purposes.

(The remainder of this pages is intentionally left blank)

English Translation

(This page contains no body text and is the signature page of Subscription Agreement for Private Placement Shares of China Eastern Airlines Corporation Limited)

China Eastern Airlines Corporation Limited (seal)

Legal Representative (or Authorized Representative):	/s/ Yongliang Wu

Date:

English Translation

(This page contains no body text and is the signature page of Subscription Agreement for Private Placement Shares of China Eastern Airlines Corporation Limited)

Name of Subscriber (seal): Shanghai Licheng Information Technology Consulting Co., Ltd.

Legal Representative (or Authorized Representative): Xiong Xing

Date: June 27, 2016